UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2008

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2785

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Current President and Chief Executive Officer

See Item 5.02(c) below in this Report on Form 8-K for a description of the retirement of John J. Brinling, Jr. from his position as President and Chief Executive Officer ("CEO") of Erie Indemnity Company (the "Company").

(c) Appointment of New President and Chief Executive Officer

On July 17, 2008, the Company announced that it had appointed Terrence W. Cavanaugh as the Company’s President and CEO effective July 29, 2008.

The Company’s current President and CEO, John J. Brinling, Jr., who returned from retirement to serve in that capacity on an interim basis in August of 2007, will return to retirement upon Mr. Cavanaugh’s arrival.

The Company also announced that Mr. Cavanaugh will be elected to the Company’s Board of Directors by the Board on July 29, 2008, by filling a newly created Board position. Upon his election, he will become the 12th member of the Board and will serve a term expiring at the annual meeting of shareholders in 2009.

Mr. Cavanaugh, who is 55 years old, joins the Company from the Chubb Group of Insurance Companies where he served in various capacities over his 33-year career there, most recently serving as Senior Vice President and Chief Operating Officer of Chubb’s surety business.

In connection with Mr. Cavanaugh’s appointment as President and CEO, the Company entered into an Employment Agreement with him dated July 14, 2008 (the "Employment Agreement"). This Employment Agreement expires on December 31, 2011, unless earlier terminated as stipulated in the Employment Agreement.

Under the Employment Agreement the Company will pay Mr. Cavanaugh an annual salary of $700,000, which will be reviewed annually by the Executive Compensation and Development Committee of the Company’s Board of Directors.

Mr. Cavanaugh will also participate in the Company’s Annual Incentive Plan (the "AIP") and Long-Term Incentive Plan (the "LTIP") for calendar years after 2008. In lieu of Mr. Cavanaugh’s participation in the AIP for 2008, a bonus amount will be calculated and paid to him equal to the greater of $455,000 or the bonus amount that would have been payable to him had he actually participated in the Company’s AIP effective January 1, 2008. In addition, in lieu of Mr. Cavanaugh’s participation in the Company’s LTIP for the three-year performance period beginning in 2008, an amount will be calculated and paid to him outside of the LTIP calculated using the targets, measures and percentages in the LTIP for that performance period.

Under the Employment Agreement, Mr. Cavanaugh will participate in the Company’s Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees (the "SERP"). The Employment Agreement also provides for immediate vesting under this plan without Mr. Cavanaugh being subject to the SERP’s current vesting requirements.

The Employment Agreement also provides for issuance of 16,000 shares of the Company’s Class A Common Stock to Mr. Cavanaugh in accordance with the following schedule: 10% (or 1,600 shares) on January 29, 2009; 20% (or 3,200 shares) on July 29, 2009; 30% (or 4,800 shares) on July 29, 2010; and 40% (or 6,400 shares) on July 29, 2011. The aggregate market value of these shares was approximately $688,000 based on the closing price of the Company’s stock on July 11, 2008.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

(d) Election of New Director

See Item 5.02(c) above in this Report on Form 8-K for a description of Mr. Cavanaugh’s appointment to the Company’s Board of Directors.

(e) Material Compensatory Contract

See Item 5.02(c) above in this Report on Form 8-K for a description of Mr. Cavanaugh’s Employment Agreement with the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Employment Agreement dated July 14, 2008, between Erie Indemnity Company and Terrence W. Cavanaugh

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

July 18, 2008	By:	Philip A. Garcia

Name: Philip A. Garcia
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated July 14, 2008, between Erie Indemnity Company and Terrence W. Cavanaugh